Green Dot Reports Fourth Quarter Results with Revenue up 13% along with increases in Active Cards, Direct Deposit Penetration and Cardholder Retention

Pasadena, CA - January 31, 2013 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the fourth quarter ended December 31, 2012.
For the fourth quarter of 2012, Green Dot reported a 13% year-over-year increase in non-GAAP total operating revenues1 to $138.6 million and non-GAAP diluted earnings per share1 of $0.31. GAAP results for the fourth quarter were $137.3 million in total operating revenues and $0.24 in diluted earnings per share.
For the full year, Green Dot reported non-GAAP total operating revenues of $554.5 million, a 15% increase over 2011 and non-GAAP diluted earnings per share were $1.37. GAAP total operating revenues for the full year in 2012 were $546.3 million and GAAP diluted earnings per share were $1.07.
Net cash provided by operating activities totaled $90.0 million for the full year.
“Our double-digit revenue growth during the fourth quarter is indicative of the strength and resiliency of the Green Dot brand at a time when consumers have greater product choices than ever in prepaid and adjacent categories.  We also saw solid advances in the underlying quality of our card portfolio, evidenced by the best direct deposit penetration, cash reloading, spend and revenue per card in our company's history. While our operating margins in the fourth quarter were compressed as a result of acquisitions made in 2012, integration expenses and investments in new products and technologies, we believe that these investments will yield long term efficiencies and growth opportunities going forward," said Steve Streit, Green Dot's Chairman and Chief Executive Officer.
GAAP financial results for the fourth quarter of 2012 compared to the fourth quarter of 2011:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 15% to $137.3 million for the fourth quarter of 2012 from $119.1 million for the fourth quarter of 2011

•	GAAP net income was $10.4 million for the fourth quarter of 2012 versus $13.6 million for the fourth quarter of 2011

•	GAAP basic and diluted earnings per common share were both $0.24 for the fourth quarter of 2012 versus $0.32 in each case for the fourth quarter of 2011
Non-GAAP financial results for the fourth quarter of 2012 compared to the fourth quarter of 2011:1

•	Non-GAAP total operating revenues[1] increased 13% to $138.6 million for the fourth quarter of 2012 from $122.7 million for the fourth quarter of 2011

•	Non-GAAP net income[1] was $13.7 million for the fourth quarter of 2012 versus $17.4 million for the fourth quarter of 2011

•	Non-GAAP diluted earnings per share[1] were $0.31 for the fourth quarter of 2012 versus $0.39 for the fourth quarter of 2011

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) was $25.0 million for the fourth quarter of 2012 versus $31.3 million for the fourth quarter of 2011

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

GAAP financial results for the full year 2012 compared to 2011:

•	Total operating revenues on a GAAP basis increased 17% to $546.3 million for in 2012 from $466.8 million in 2011

•	GAAP net income was $47.2 million for 2012 versus $51.7 million for 2011

•	GAAP diluted earnings per common share were $1.07 for 2012 versus $1.18 in 2011
Non-GAAP financial results for the full year 2012 compared to the full year 2011:1

•	Non-GAAP total operating revenues[1] increased 15% to $554.5 million for the fourth quarter of 2012 from $484.2 million for the fourth quarter of 2011

•	Non-GAAP net income[1] was $60.2 million for 2012 versus $68.4 million for 2011

•	Non-GAAP diluted earnings per share[1] were $1.37 for 2012 versus $1.55 for 2011

•	EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) was $111.3 million for 2012 versus $122.1 million for 2011
The foregoing GAAP and non-GAAP financial measures for the fourth quarter of 2011 reflect revisions to correct an error relating to the calculation of overdrawn account balances. Revisions were also made to the reported results in each of the first three quarters of 2012. Please refer to Summary of Revised Prior Quarters schedule for further details.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key business metrics for the quarter ended December 31, 2012:

•
Number of general purpose reloadable (GPR) debit cards activated was 1.85 million for the fourth quarter of 2012, a decrease of 0.13 million, or 7%, over the fourth quarter of 2011. Excluding the discontinued TurboTax program in both periods, activations increased 6% over the fourth quarter of 2011

•	Number of cash transfers was 11.04 million for the fourth quarter of 2012, an increase of 1.90 million, or 21%, over the fourth quarter of 2011

•
Number of active cards at quarter end was 4.37 million, an increase of 0.17 million, or 4%, over the fourth quarter of 2011. Excluding the discontinued TurboTax program in both periods, the increase was 6% over the fourth quarter of 2011

•
Gross dollar volume (GDV) was $4.3 billion for the fourth quarter of 2012, an increase of more than 13% versus the fourth quarter of 2011. Excluding the discontinued TurboTax program in both periods, GDV increased 18% over the fourth quarter of 2011

•
Purchase volume was $3.2 billion for the fourth quarter of 2012, an increase of $0.4 billion, or 13%, over the fourth quarter of 2011. Excluding the discontinued TurboTax program in both periods, purchase volume increased 16% over the fourth quarter of 2011

Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics described above. The following table shows the Company's quarterly key business metrics for each of the last eight calendar quarters:

	2012				2011
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of GPR cards activated	1.85	2.01	1.98	2.23	1.98	1.96	1.82	2.21
Number of cash transfers	11.04	10.52	10.14	10.09	9.14	8.87	8.28	7.98
Number of active cards at quarter end	4.37	4.42	4.44	4.69	4.20	4.15	4.10	4.28
Gross dollar volume	$4,279	$4,070	$3,980	$4,823	$3,771	$4,109	$3,632	$4,609
Purchase volume	$3,233	$2,966	$2,943	$3,487	$2,857	$2,738	$2,535	$3,003
Select Business Updates

•
Green Dot has entered into a new multi-year contract extension with Kroger.  Green Dot products have been sold at Kroger's supermarkets since 2007 and the new agreement involves additional placement inside various convenience stores owned and operated by Kroger.

•
Green Dot successfully completed the migration of its Green Dot-branded products into Green Dot Bank, thereby completing the integration of its bank acquisition and delivering the ability to more effectively roll out new products, realize cost efficiencies, and generate new revenue streams via interest income on balances held at the bank.

•
Green Dot recently launched the public beta of GoBank. GoBank is the first bank account designed from scratch for the smartphone generation. GoBank provides users with a fast, fair and feature-rich banking experience-all on a smart phone. Green Dot plans to roll out GoBank to the general public in the first half of 2013, and is optimistic about GoBank's potential to serve a complementary segment of customers through new distribution channels.

"2012 was another year of solid growth and profitability with very strong cash generation. Green Dot has no debt and ended the year with nearly half a billion dollars of total cash and investment securities, inclusive of nearly $200 million in unencumbered cash. While we are pleased with Green Dot's Q4 performance, there still remains a great deal of uncertainty in our business going into 2013 as we expect continued headwinds from enhanced risk controls and competition to play out through much of the year before we can expect stabilization. While our company has performed well thus far in this new environment, this ongoing uncertainty is reflected in our 2013 guidance," said John Keatley, Green Dot's Chief Financial Officer.
Outlook for 2013
Green Dot also announced its Outlook for 2013 anticipated results. This Outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2013, Green Dot expects full year non-GAAP total operating revenues2 to be in the range of $510 million to $540 million.
Adjusted EBITDA2 is expected to be between $85 million and $100 million. Non-GAAP diluted EPS2 for the full year is expected to be between $0.95 and $1.20.
Conference Call
The Company will host a conference call to discuss fourth quarter 2012 financial results today at 5:00 pm ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chief Executive Officer, and John Keatley, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (866) 524-3160, or (412) 317-6760 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10024092. The replay of the webcast will be available until Thursday, February 7, 2013. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2013 guidance, including all the statements under "Outlook for 2013," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations.  These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of January 31, 2013, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2013 guidance for non-GAAP total operating revenues and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.

About Green Dot
Green Dot is a publicly traded bank holding company regulated by the Board of Governors of the Federal Reserve System. The Company provides widely distributed, low cost banking and payment solutions to a broad base of U.S. consumers. Green Dot's products and services include its market leading category of General Purpose Reloadable (GPR) prepaid cards and its industry-leading cash transfer network which are available directly to consumers online and through a network of approximately 60,000 retail stores nationwide where 95% of Americans shop. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com
Media Relations
Liz Brady DiTrapano, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$293,590	$223,033
Federal funds sold	3,001	2,400
Investment securities available-for-sale, at fair value	115,244	20,647
Settlement assets	36,127	27,355
Accounts receivable, net	39,861	41,726
Prepaid expenses and other assets	31,793	11,822
Income tax receivable	9,036	3,590
Net deferred tax assets	20,559	6,664
Total current assets	549,211	337,237
Restricted cash	634	12,926
Investment securities, available-for-sale, at fair value	68,543	10,563
Accounts receivable, net	10,931	4,147
Loans to bank customers, net of allowance for loan losses of $472 and $0 as of December 31, 2012 and December 31, 2011, respectively	7,552	10,036
Prepaid expenses and other assets	1,689	202
Property and equipment, net	58,376	27,281
Deferred expenses	12,510	12,604
Goodwill and intangible assets	30,111	11,501
Total assets	$739,557	$426,497
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,411	$15,441
Deposits	198,451	38,957
Obligations to customers	46,156	—
Settlement obligations	3,639	27,355
Amounts due to card issuing banks for overdrawn accounts	50,724	43,153
Other accrued liabilities	29,469	16,248
Deferred revenue	19,557	21,500
Total current liabilities	379,407	162,654
Other accrued liabilities	18,557	6,239
Deferred revenue	—	19
Net deferred tax liabilities	13,962	4,751
Total liabilities	411,926	173,663

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized as of December 31, 2012 and December 31, 2011, respectively; 7 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	7	7
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2012 and December 31, 2011, respectively; 31,435 and 30,162 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	31	30
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of December 31, 2012 and December 31, 2011, respectively; 4,560 and 5,280 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	4	5
Additional paid-in capital	158,885	131,383
Retained earnings	168,600	121,379
Accumulated other comprehensive income	104	30
Total stockholders’ equity	327,631	252,834
Total liabilities and stockholders’ equity	$739,557	$426,497

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$53,113	$50,725	$224,745	$208,939
Cash transfer revenues	43,511	35,883	165,232	134,143
Interchange revenues	41,944	36,068	164,559	141,103
Stock-based retailer incentive compensation	(1,266)	(3,552)	(8,251)	(17,337)
Total operating revenues	137,302	119,124	546,285	466,848
Operating expenses:
Sales and marketing expenses	52,354	42,583	209,870	168,747
Compensation and benefits expenses	31,856	23,105	114,930	87,671
Processing expenses	18,777	16,314	77,445	70,953
Other general and administrative expenses	19,825	15,414	71,900	56,607
Total operating expenses	122,812	97,416	474,145	383,978
Operating income	14,490	21,708	72,140	82,870
Interest income	947	336	4,074	910
Interest expense	(14)	(144)	(76)	(346)
Income before income taxes	15,423	21,900	76,138	83,434
Income tax expense	5,053	8,251	28,919	31,712
Net income	10,370	13,649	47,219	51,722
Income attributable to preferred stock	(1,664)	(578)	(7,601)	(554)
Net income allocated to common stockholders	$8,706	$13,071	$39,618	$51,168
Basic earnings per common share:
Class A common stock	$0.24	$0.32	$1.10	$1.23
Class B common stock	$0.24	$0.32	$1.11	$1.23
Basic weighted-average common shares issued and outstanding:
Class A common stock	30,236	24,957	29,686	22,238
Class B common stock	4,554	13,957	4,801	17,718
Diluted earnings per common share:
Class A common stock	$0.24	$0.32	$1.07	$1.18
Class B common stock	$0.24	$0.32	$1.07	$1.18
Diluted weighted-average common shares issued and outstanding:
Class A common stock	35,856	40,813	35,921	42,065
Class B common stock	5,590	15,852	6,150	19,822

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended December 31,
	2012	2011
	(In thousands)
Operating activities
Net income	$47,219	$51,722
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,131	12,330
Provision for uncollectible overdrawn accounts	62,345	61,141
Employee stock-based compensation	12,734	9,524
Stock-based retailer incentive compensation	8,251	17,337
Amortization of premium on available-for-sale investment securities	1,229	251
Realized gains on investment securities	(11)	—
(Recovery) provision for uncollectible trade receivables	(359)	455
Impairment of capitalized software	1,029	397
Deferred income taxes	7,224	251
Excess tax benefits from exercise of options	(2,967)	(2,951)
Changes in operating assets and liabilities:
Accounts receivable, net	(66,099)	(71,508)
Prepaid expenses and other assets	(21,456)	(2,838)
Deferred expenses	94	(3,100)
Accounts payable and other accrued liabilities	31,475	(4,489)
Amounts due issuing bank for overdrawn accounts	7,571	8,085
Deferred revenue	(1,962)	4,261
Income tax receivable	(14,435)	13,184
Net cash provided by operating activities	90,013	94,052
Investing activities
Purchases of available-for-sale investment securities	(271,911)	(45,056)
Proceeds from maturities of available-for-sale securities	37,564	20,152
Proceeds from sales of available-for-sale securities	81,474	—
Decrease (increase) in restricted cash	12,292	(7,791)
Payments for acquisition of property and equipment	(40,441)	(23,076)
Net principal collections on loans	2,484	245
Acquisitions, net of cash acquired	(19,998)	5,085
Net cash used in investing activities	(198,536)	(50,441)
Financing activities
Proceeds from exercise of options	3,552	6,138
Excess tax benefits from exercise of options	2,967	2,951
Net increase in deposits	159,581	5,231
Net increase in obligations to customers	13,581	—
Net cash provided by financing activities	179,681	14,320
Net increase in unrestricted cash, cash equivalents, and federal funds sold	71,158	57,931
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	225,433	167,503
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$296,591	$225,434

Cash paid for interest	$72	$108
Cash paid for income taxes	$24,343	$18,291

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011 †	2012	2011 †
	(In thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$137,302	$119,124	$546,285	$466,848
Stock-based retailer incentive compensation (2)(3)	1,266	3,552	8,251	17,337
Non-GAAP total operating revenues	$138,568	$122,676	$554,536	$484,185

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011 †	2012	2011 †
	(In thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income	$10,370	$13,649	$47,219	$51,722
Employee stock-based compensation expense, net of tax (4)	2,482	1,547	7,897	5,904
Stock-based retailer incentive compensation, net of tax (2)	851	2,214	5,117	10,747
Non-GAAP net income	$13,703	$17,410	$60,233	$68,373
Diluted earnings per share*
GAAP	$0.24	$0.32	$1.07	$1.18
Non-GAAP	$0.31	$0.39	$1.37	$1.55
Diluted weighted-average shares issued and outstanding**
GAAP	35,856	40,813	35,921	42,065
Non-GAAP	43,814	44,142	44,044	44,221
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
†
The Company identified an error in the fourth quarter of 2012 relating to the calculation of overdrawn account balances that affects the Company's financial results for the fourth quarter of 2011 and the first, second and third quarters of 2012. The Company has determined that the effects of the error were not material to any previously reported period but the cumulative effect of correcting the error in the fourth quarter of 2012 would be material. In accordance with SEC guidance, the Company will revise prior period financial information in its 2012 Annual report on Form 10-K. In this filing, the Company will include more detail on the corrected financial amounts for previous annual and interim periods. Please refer to Summary of Revised Prior Quarters schedule for further details.

GREEN DOT CORPORATION
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average Shares issued and Outstanding (1)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	35,856	40,813	35,921	42,065
Assumed conversion of weighted-average shares of preferred stock	6,859	1,789	6,859	451
Weighted-average shares subject to repurchase	1,099	1,540	1,264	1,705
Non-GAAP diluted weighted-average shares issued and outstanding	43,814	44,142	44,044	44,221
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands)
Supplemental detail on non-GAAP diluted weighted-average shares issued and outstanding
Stock outstanding as of December 31:
Class A common stock	31,442	30,162	31,442	30,162
Class B common stock	4,553	5,280	4,553	5,280
Preferred stock (on an as-converted basis)	6,859	6,859	6,859	6,859
Total stock outstanding as of December 31:	42,854	42,301	42,854	42,301
Weighting adjustment	(106)	(58)	(244)	(189)
Dilutive potential shares:
Stock options	1,036	1,895	1,369	2,104
Restricted stock units	23	4	43	3
Employee stock purchase plan	7	—	22	2
Non-GAAP diluted weighted-average shares issued and outstanding	43,814	44,142	44,044	44,221

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011 †	2012	2011 †
	(In thousands)
Reconciliation of net income to adjusted EBITDA
Net income	$10,370	$13,649	$47,219	$51,722
Net interest income	(933)	(192)	(3,998)	(564)
Income tax expense	5,053	8,251	28,919	31,712
Depreciation and amortization	5,566	3,556	18,131	12,330
Employee stock-based compensation expense (3)(4)	3,692	2,482	12,734	9,524
Stock-based retailer incentive compensation (2)(3)	1,266	3,552	8,251	17,337
Adjusted EBITDA	$25,014	$31,298	$111,256	$122,061
Non-GAAP total operating revenues	$138,568	$122,676	$554,536	$484,185
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	18.1%	25.5%	20.1%	25.2%

†
The Company identified an error in the fourth quarter of 2012 relating to the calculation of overdrawn account balances that affects the Company's financial results for the fourth quarter of 2011 and the first, second and third quarters of 2012. The Company has determined that the effects of the error were not material to any previously reported period but the cumulative effect of correcting the error in the fourth quarter of 2012 would be material. In accordance with SEC guidance, the Company will revise prior period financial information in its 2012 Annual report on Form 10-K. In this filing, the Company will include more detail on the corrected financial amounts for previous annual and interim periods. Please refer to Summary of Revised Prior Quarters schedule for further details.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$505	$535
Stock-based retailer incentive compensation (2)*	5	5
Non-GAAP total operating revenues	$510	$540

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month during 2013 of the Company's Class A common stock at $12.20 per share, our market price on the last trading day of the fourth quarter 2012. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Reconciliation of net income to adjusted EBITDA
Net income	$31	$42
Adjustments (5)	54	58
Adjusted EBITDA	$85	$100

Non-GAAP total operating revenues	$540	$510
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	16%	20%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Reconciliation of net income to non-GAAP net income
Net income	$31	$42
Adjustments (5)	11	11
Non-GAAP net income	$42	$53
Diluted earnings per share*
GAAP	$0.70	$0.95
Non-GAAP	$0.95	$1.20
Diluted weighted-average shares issued and outstanding**
GAAP	36	36
Non-GAAP	44	44
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	36	36
Assumed conversion of weighted-average shares of preferred stock	7	7
Weighted-average shares subject to repurchase	1	1
Non-GAAP diluted weighted-average shares issued and outstanding	44	44
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
SUMMARY OF REVISED PRIOR QUARTERS
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues†
(Unaudited)

	2011	2012
	Q4	Q1	Q2	Q3
	(In thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$119,123	$141,181	$135,043	$132,759
Stock-based retailer incentive compensation (2)(3)	3,552	3,190	2,594	1,202
Non-GAAP total operating revenues	$122,675	$144,371	$137,637	$133,961
Reconciliation of Net Income to Non-GAAP Net Income†
(Unaudited)

	2011	2012
	Q4	Q1	Q2	Q3
	(In thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income ††	$13,649	$16,368	$10,869	$9,612
Employee stock-based compensation expense, net of tax (4)	1,547	2,149	1,860	1,469
Stock-based retailer incentive compensation, net of tax (2)	2,214	1,965	1,540	730
Non-GAAP net income	$17,410	$20,482	$14,269	$11,811
Diluted earnings per share*
GAAP	$0.32	$0.37	$0.25	$0.22
Non-GAAP	$0.39	$0.46	$0.32	$0.27
Diluted weighted-average shares issued and outstanding**
GAAP	40,813	35,867	35,746	35,826
Non-GAAP	44,142	44,156	43,925	43,894

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

Reconciliation of Net Income to Adjusted EBITDA†
(Unaudited)

	2011	2012
	Q4	Q1	Q2	Q3
	(In thousands)
Reconciliation of net income to adjusted EBITDA
Net income ††	$13,649	$16,368	$10,869	$9,612
Net interest income	(193)	(935)	(1,168)	(962)
Income tax expense	8,250	10,205	7,434	6,227
Depreciation and amortization	3,559	3,651	4,090	4,824
Employee stock-based compensation expense (3)(4)	2,482	3,489	3,132	2,420
Stock-based retailer incentive compensation (2)(3)	3,552	3,190	2,593	1,202
Adjusted EBITDA	$31,299	$35,968	$26,950	$23,323
Non-GAAP total operating revenues	$122,675	$144,370	$137,636	$133,961
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	25.5%	24.9%	19.6%	17.4%

†
The Company identified an error in the fourth quarter of 2012 relating to the calculation of overdrawn account balances that affects the Company's financial results for the fourth quarter of 2011 and the first, second and third quarters of 2012. The Company has determined that the effects of the error were not material to any previously reported period but the cumulative effect of correcting the error in the fourth quarter of 2012 would be material. The Company will revise prior period financial information in its 2012 Annual report on Form 10-K. In this filing, the Company will include more detail on the corrected financial amounts for previous annual and interim periods.

††	The impact to net income during the quarters ended December 31, 2011, and March, 31, June 30, and September 30, 2012, was $0.4 million, $0.7 million, $1.0 million, $1.0 million, respectively.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $3.7 million and $2.5 million for the three-month periods ended December 31, 2012 and 2011, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).